SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 17, 2000.

                      Wilshire Real Estate Investment Inc.
               (Exact Name of Registrant as Specified in Charter)


         Maryland                   0-23911                    52-2081138
    (State or Other               (Commission                (IRS Employer
     Jurisdiction                 File Number)             Identification No.)
    of Incorporation)

1631 SW Columbia Street, Portland, OR 97201
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (503) 721-6500


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Item 5.  Other Events.

     On August 28, 2000, Wilshire Real Estate Investment Inc. (the "Company") announced that the Company, on behalf of itself and all of its subsidiaries and affiliates, Andrew A. Wiederhorn and Lawrence A. Mendelsohn entered into settlement agreements, dated as of August 17, 2000, with Wilshire Financial Services Group ("WFSG"), on behalf of all of its subsidiaries and affiliates other than First Bank of Beverly Hills, F.S.B, (the "Agreement") pursuant to which all disputes among the parties have been settled, including those related to WFSG's termination of Andrew A. Wiederhorn and Lawrence A. Mendelsohn (the "Settlement"). The settlement agreements contain provisions, which provide that, except as required for compliance with laws or government requests, the terms of the Settlement shall remain confidential.

     As of June 30, 2000, the Company had a reserve for disputes with WFSG of $2.5 million (which was originally established in September 1999). Based upon the terms of the Settlement, the Company believes that this reserve will be sufficient and that the Settlement will not have a negative impact on the Company's earnings for the third quarter of 2000.

     The Company had been engaged in an ongoing dispute with WFSG relating to the termination of the extensive contractual and other relationships, which formerly existed between the companies. On August 20, 1999, the Company filed a lawsuit (the "Lawsuit") against WFSG in the Circuit Court of the State of Oregon for Multnomah County and on August 23, 1999, the Company filed an amended complaint in the lawsuit adding as additional defendants Wilshire Realty Services Corporation ("WRSC"), a wholly-owned subsidiary of WFSG, Wilshire Credit Corporation ("WCC"), a 50.01% subsidiary of WFSG, and Wilshire Management Leasing Corporation ("WML"), a wholly-owned subsidiary of WFSG alleging: (1) WFSG's termination of Messrs. Wiederhorn and Mendelsohn made WFSG and WRSC unable and/or unwilling to provide management to the Company as required under the management agreement between the Company and WRSC (the "Management Agreement"); (2) the inability of WFSG and WRSC to manage the Company's business affairs triggered application of a facilities sharing agreement dated February 19, 1999 among the Company, WFSG, WRSC, WCC, and WML (the "Facilities Sharing Agreement"); and (3) WFSG's refusal to allow Messrs. Wiederhorn and Mendelsohn access to WFSG's facilities, personnel, and equipment for the Company's business violated the terms of the Facilities Sharing Agreement.

     On September 22, 1999, WFSG and WRSC filed papers in the above litigation alleging various affirmative defenses and counterclaims, including allegations that the Facilities Sharing Agreement was not in effect and was unenforceable, and that the Company breached the Management Agreement, obligating the Company to pay a termination fee.

     The Company, on behalf of itself and all of its subsidiaries and affiliates, Andrew A. Wiederhorn, and Lawrence A. Mendelsohn entered into a partial settlement agreement dated as of December 10, 1999 with WFSG, on behalf of all of its subsidiaries and affiliates other than First Bank of Beverly Hills, F.S.B., (the "Partial Settlement Agreement"). Under the terms of the Partial Settlement Agreement, the Company repurchased 992,687 shares of its common stock (the "Shares"), representing approximately 8.7% of shares outstanding, in a non-cash transaction from WFSG. The Shares, as well as 1,112,500 of options and cumulative dividends payable on the Shares, were received in exchange for a reduction in the amount of a pay-in-kind ("PIK") note owed by WFSG to the Company. The Shares and options represented WFSG's entire ownership interest in the Company.

     On February 18, 2000, after the Company received permission from the court to do so, the Company filed a second amended complaint which added claims against WFSG and its affiliated companies as follows: claims for declaratory relief that WFSG is entitled to no termination fee under the Management Agreement; seeking an accounting from WCC regarding the use of funds from lockbox accounts used to service assets which the Company owns or in which the Company has a beneficial interest; declaring the Company's entitlement to use prepaid service fees for the servicing of assets serviced under pooling and servicing agreements; and declaring WFSG to be in default of its Debtor-in-Possession ("DIP") loan agreement with the


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Company and declaring that the balance of $5.0 million is immediately due and payable.

     On March 2, 2000, WFSG filed an answer disputing each of the counterclaims added by the second amended complaint and realleging the counterclaims included in WFSG's original answer and counterclaim.

     As part of the Settlement, the Company and WFSG agreed to dismiss with prejudice, and without costs or attorney fees to any party, their claims, including counterclaims, in the Lawsuit and WFSG agreed that the termination of Messrs. Wiederhorn and Mendelsohn was without cause.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     The following exhibits are filed as part of this report:

        99.1     Press Release, dated as of August 28, 2000.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Wilshire Real Estate Investment Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2000

                                          WILSHIRE REAL ESTATE
                                             INVESTMENT INC.

                                          By: /s/ Lawrence A. Mendelsohn
                                              --------------------------
                                              Lawrence A. Mendelsohn
                                              President


                                          By: /s/ Chris Tassos
                                              ----------------
                                              Chris Tassos
                                              Executive Vice President and Chief
                                              Financial Officer


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                                                                    Exhibit 99.1

Press Release

Portland, Oregon--August 28, 2000--Wilshire Financial Services Group Inc. and its founders and former officers Andrew Wiederhorn and Larry Mendelsohn today announced settlement of all disputes between them, including those related to the company's termination of the former executives last year. As part of the settlement, Wilshire Financial agreed that the termination of Wiederhorn and Mendelsohn was without cause.

On September 3, 1999, Wilshire Financial terminated Wiederhorn and Mendelsohn, who then sued Wilshire and its outside directors. This settlement resolves all disputes between the parties.

Wilshire Real Estate Investment Inc. and Wilshire Financial also announced settlement of all disputes and pending litigation between them relating to the termination of various agreements and other business relationships between the companies.

Contact:

         Stoll Stoll Berne Lokting & Shlachter
         Robert A. Schlacter, Esq., 503/227-1600
            for Messrs. Wiederhorn and Mendelsohn
                           or
         Irell & Manella
         Ken Heitz, Esq., 310/203-7980
            for Wilshire Financial Services Group Inc.
                           or
         Ater Wynne
         Dan Skerritt, Esq., 503/226-8421
            for Wilshire Real Estate Investment Inc.


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